July 2014

Preliminary Terms No. 168

Registration Statement No. 333-177923

Dated July 16, 2014

Filed pursuant to Rule 433

Structured Investments

Opportunities in Commodities

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Trigger PLUS offered are unsecured and unsubordinated obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in the accompanying product supplement no. 2-I, the prospectus supplement and the prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus uncapped, leveraged upside performance of the basket. If the basket has declined in value but the final basket value is greater than the trigger level, investors will receive the stated principal amount of the Trigger PLUS at maturity. However, if the basket has declined in value so that the final basket value is less than or equal to the trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the basket value over the term of the Trigger PLUS. The Trigger PLUS are for investors who seek exposure to an unequally weighted basket of two commodities and futures contracts on four commodities and who are willing to risk their principal and forgo current income and in exchange for the leverage feature that applies to a positive performance of the basket. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the basket closing value on the valuation date. All payments on the Trigger PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the Trigger PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Weighting
	WTI crude oil futures contract	CL1 or CL2	27.50%
	RBOB gasoline futures contract	XB1 or XB2	27.50%
	Copper	LOCADY	12.50%
	Palladium	PLDMLNPM	10.00%
	Soybean futures contract	S 1 or S 2	16.90%
	Cotton futures contract	CT1 or CT2	5.60%
Because each of the WTI crude oil futures contract and the RBOB gasoline futures contract makes up 27.50% of the basket, we expect that generally the market value of your Trigger PLUS and your payment at maturity will depend significantly on the performance of these two basket components.
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount Trigger PLUS,
$1,000 + leveraged upside payment
If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, for each $1,000 stated principal amount Trigger PLUS,
$1,000
If the final basket value is less than the trigger level, for each $1,000 stated principal amount Trigger PLUS,
$1,000 × basket performance factor
This amount will be less than the stated principal amount of $1,000 per Trigger PLUS and will represent a loss of more than 10% and possibly all of your investment.
The payment at maturity is subject to the impact of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I and in “Risk Factors — We may accelerate your PLUS if a commodity hedging disruption event occurs” in these preliminary terms.
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Trigger level:	90% of the initial basket value
Leverage factor:	At least 142%. The actual leverage factor will be provided in the pricing supplement and will not be less than 142%.
Basket performance factor:	final basket value / initial basket value
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	July , 2014 (expected to price on or about July 25, 2014)
Original issue date (settlement date):	July , 2014 (3 business days after the pricing date)
Valuation date:	January 25, 2016, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date — Least Performing Component Notes or Basket Notes” in the accompanying product supplement no. 2-I
Maturity date:	January 28, 2016, subject to postponement for certain market disruption events and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 2-I or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I.
CUSIP / ISIN:	48127DTJ7 / US48127DTJ71
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per Trigger PLUS	$1,000	$20	$980
Total	$	$	$

(1)	See “Additional Information about the Trigger PLUS — “Use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20 per $1,000 stated principal amount Trigger PLUS. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-89 of the accompanying product supplement no. 2-I.

If the Trigger PLUS priced today and assuming a leverage factor equal to the minimum listed above, the estimated value of the Trigger PLUS as determined by JPMS would be approximately $969.00 per $1,000 stated principal amount Trigger PLUS. JPMS’s estimated value of the Trigger PLUS on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $940.00 per $1,000 stated principal amount Trigger PLUS. See “Additional Information about the Trigger PLUS — JPMS’s estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page PS-16 of the accompanying product supplement no. 2-I and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 2-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the PLUS” at the end of this document.

Product supplement no. 2-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007591/e46165_424b2.pdf

Prospectus supplement dated November 14, 2011:http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

Prospectus dated November 14, 2011:http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (component return of each basket component × weighting of each such basket component)]
Component return:	(final component price – initial component price) / initial component price
Initial component price	With respect to each basket component, the component price of that basket component on the pricing date
Final component price:	With respect to each basket component, the component price of that basket component on the valuation date
Component price:

With respect to WTI crude oil futures contracts, on any relevant day, the official settlement price per barrel on the New York Mercantile Exchange (the “NYMEX”) of the first nearby month futures contract for WTI crude oil, stated in U.S. dollars, as made public by the NYMEX (Bloomberg symbol: “CL1” <Comdty>), provided that if that day falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg symbol: “CL2” <Comdty>) on that day

With respect to RBOB gasoline futures contracts, on any relevant day, the official settlement price per gallon of New York Harbor reformulated gasoline blendstock for oxygen blending (“RBOB gasoline”) on the NYMEX of the first nearby month futures contract for RBOB gasoline, stated in U.S. dollars, as made public by the NYMEX (Bloomberg symbol: “XB1” <Comdty>), provided that if that day falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg symbol: “XB2” <Comdty>) on that day

With respect to copper, on any relevant day, the official cash offer price per tonne of copper Grade A on the London Metal Exchange (the “LME”) for the spot market, stated in U.S. dollars, as determined by the LME (Bloomberg symbol: “LOCADY” <Comdty>) on that day

With respect to palladium, on any relevant day, the official afternoon fixing price of palladium for delivery in Zurich through a member of the London Platinum and Palladium Market (the “LPPM”) authorized to effect such delivery, stated in U.S. dollars per troy ounce gross, as determined and quoted on the LPPM (Bloomberg symbol: “PLDMLNPM” <Comdty>) on that day

With respect to soybean futures contracts, on any relevant day, the official settlement price per bushel of deliverable-grade soybeans on the Chicago Board of Trade (the “CBOT”) of the first nearby month futures contract, stated in U.S. cents, as made public by the CBOT (Bloomberg symbol: “S 1” <Comdty>), provided that if that day is after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract (Bloomberg symbol: “S 2” <Comdty>) on that day

With respect to cotton futures contracts, on any relevant day, the official settlement price per pound of Cotton No. 2 on the ICE Futures U.S. (the “ICE”) of the first nearby month futures contract, stated in U.S. cents, as made public by the ICE (Bloomberg symbol: “CT1” <Comdty>), provided that if that day is after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract (Bloomberg symbol: “CT2” <Comdty>) on that day

Supplemental Terms of the Notes

For purposes of the Trigger PLUS offered by these preliminary terms, (a) the valuation date is subject to postponement as described under “Description of Notes — Postponement of a Determination Date — Least Performing Component Notes or Basket Notes” in the accompanying product supplement no. 2-I; (b) the consequences of a commodity hedging disruption event are described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I; and (c) all references to each of the following defined terms used in the accompanying product supplement will be deemed to refer to the corresponding defined term used in these preliminary terms, as set forth in the table below:

Product Supplement Defined Term	Preliminary Terms Defined Term
Notes	Trigger PLUS
Component	Basket component
Starting Basket Level	Initial basket value
Ending Basket Level	Final basket value
Basket Closing Level	Basket closing value
Component Weight	Weighting
Initial Commodity Price / Initial Contract Price	Initial component price
Ending Commodity Price / Ending Contract Price	Final component price
Commodity Price / Contract Price	Component price

July 2014	Page 2

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Trigger PLUS are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The PLUS are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

July 2014	Page 3

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The Trigger PLUS Based on the Performance of a Basket of Six Commodities due January 28, 2016 (the Trigger “PLUS”) can be used:

▪	To gain access to the basket components and provide diversification of underlying asset class exposure.
▪	As an alternative to direct exposure to the basket components that enhances returns for any positive performance of the basket.
▪	To enhance returns and potentially outperform the basket in a bullish scenario.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	To provide limited market downside protection against a loss of principal in the event of a decline of the basket but only if the final basket value is greater than or equal to the trigger level.
Maturity:	Approximately 1.5 years
Leverage factor:	At least 142%. The actual leverage factor will be provided in the pricing supplement.
Trigger level:	90% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Weightings:	27.50% for each of the WTI crude oil futures contract and the RBOB gasoline futures contract, 12.50% for copper, 10.00% for palladium, 16.90% for the soybean futures contract and 5.60% for the cotton futures contract
July 2014	Page 4

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Trigger PLUS offer uncapped, leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies. In exchange for enhanced returns from any positive performance of the asset, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. At maturity, if the basket has depreciated but is at or above the trigger level, investors will receive the stated principal amount of their investment. At maturity, if the asset has depreciated below the trigger level, investors are fully exposed to the negative performance of the asset. Investors may lose some or all of the stated principal amount of the Trigger PLUS.

Access	The Trigger PLUS offer exposure to an unequally weighted basket composed of the WTI crude oil futures contract, the RBOB gasoline futures contract, copper, palladium, the soybean futures contract and the cotton futures contract, allowing for diversification of underlying asset class exposure from traditional fixed income/U.S. equity investments.
Leveraged Performance	The Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the basket.
Trigger Feature	At maturity, even if the basket has declined over the term of the Trigger PLUS, investors will receive their stated principal amount but only if the final basket value is greater than the trigger level.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the Trigger PLUS pay the stated principal amount of $1,000 plus at least 142% of the basket percent increase.
Par Scenario	The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, the Trigger PLUS pay the stated principal amount of $1,000 per Trigger PLUS at maturity even though the basket has depreciated.
Downside Scenario	The final basket value is less than the trigger level. In this case, the Trigger PLUS pay an amount that is more than 10% below the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 30%, or $700 per Trigger PLUS.)
July 2014	Page 5

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	142%*
Trigger level:	90% of the initial basket value
*The actual leverage factor will be provided in the pricing supplement and will not be less than 142%.

Trigger PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, under the hypothetical terms of the Trigger PLUS, for each $1,000 principal amount Trigger PLUS, investors will receive the $1,000 stated principal amount plus 142% of the appreciation of the basket over the term of the Trigger PLUS.
▪	For example, if the basket appreciates 5%, investors will receive a 7.10% return, or $1,071 per Trigger PLUS.
▪	Par Scenario. If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the stated principal amount of $1,000 per Trigger PLUS.
▪	For example, if the basket depreciates 5%, investors will receive the $1,000 stated principal amount.
▪	Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $500 per Trigger PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2014	Page 6

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the Trigger PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical component prices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results will vary.

Example 1:  The final basket value is greater than the initial basket value.

Basket component	% Weight in Basket	Hypothetical initial component price	Hypothetical final component price	Component return
WTI crude oil futures contract	27.50%	$100.00	$105.00	+5%
RBOB gasoline futures contract	27.50%	$3.00	$3.15	+5%
Copper	12.50%	$7,100.00	$7,455.00	+5%
Palladium	10.00%	$870.00	$913.50	+5%
Soybeans futures contract	16.90%	1,200.00¢	1,260.00¢	+5%
Cotton futures contract	5.60%	70.00¢	73.50¢	+5%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (component return of each basket component × weighting of each such basket component)]

Using the hypothetical component prices above, the sum of the basket component return of each basket component times the weighting of each such basket component:

[$105.00 – $100.00) / $100.00] × 27.50% = 1.375%
[($3.15 – $3.00) / $3.00] × 27.50% = 1.375%
[($7,455.00 – $7,100.00) / $7,100.00] × 12.50% = 0.625%
[($913.50 – $870.00) / $870.00] × 10.00% = 0.50%
[(1,260.00¢ - 1,200.00¢) / 1,200.00¢] × 16.90% = 0.845%
[(73.50¢ - 70.00¢) / 70.00¢] × 5.60% = 0.28%

1.375% + 1.375% + 0.625% + 0.50% + 0.845% + 0.28% = 5%

Ending basket level	=	100 × (1 + 5%), which equals 105

Basket percent increase	=	(105 – 100) / 100, which equals 5%

The payment at maturity will equal $1,000 plus the leveraged upside payment. The leveraged upside payment will equal (i) $1,000 times (ii) the basket percent increase times (iii) the leverage factor, or:

$1,000 × 5% × 142% = $71.00

The payment at maturity will equal $1,000 plus the leveraged upside payment, or:

$1,000 + $71.00 = $1,071.00

July 2014	Page 7

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level.

Basket component	% Weight in Basket	Hypothetical initial component price	Hypothetical final component price	Component return
WTI crude oil futures contract	27.50%	$100.00	$95.00	-5%
RBOB gasoline futures contract	27.50%	$3.00	$2.85	-5%
Copper	12.50%	$7,100.00	$6,745.00	-5%
Palladium	10.00%	$870.00	$826.50	-5%
Soybeans futures contract	16.90%	1,200.00¢	1,140.00¢	-5%
Cotton futures contract	5.60%	70.00¢	66.50¢	-5%

Starting basket level = 100

Final basket level = 100 × [1 + sum of (component return of each basket component × weighting of each such basket component)]

Using the hypothetical component prices above, the sum of the component return of each basket component times the weighting of each such basket component:

[($95.00 – $100.00) / $100.00] × 27.50% = -1.375%
[($2.85 – $3.00) / $3.00] × 27.50% = -1.375%
[($6,745.00 – $7,100.00) / $7,100.00] × 12.50% = -0.625%
[($826.50 – $870.00) / $870.00] × 10.00% = -0.50%
[(1,140.00¢ – 1,200.00¢) / 1,200.00¢] × 16.90% = -0.845%
[(66.50¢ – 70.00¢) / 70.00¢] × 5.60% = -0.28%

(-1.375%) + (-1.375%) + (-0.625%) + (-0.50%) + (-0.845%) + (-0.28%)= -5.00%

Ending basket level	=	100 × (1 + (-5%)), which equals 95

In the above example, although the final basket value is less than the initial basket value, because the final basket value is greater than the trigger level of 90 (90% of the initial basket value), the payment at maturity per Trigger PLUS will equal the stated principal amount of $1,000.

July 2014	Page 8

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than the trigger level.

Basket component	% Weight in Basket	Hypothetical initial component price	Hypothetical final component price	Component return
WTI crude oil futures contract	27.50%	$100.00	$20.00	-80%
RBOB gasoline futures contract	27.50%	$3.00	$1.80	-40%
Copper	12.50%	$7,100.00	$7,277.50	+2.50%
Palladium	10.00%	$870.00	$891.75	+2.50%
Soybeans futures contract	16.90%	1,200.00¢	1,230.00¢	+2.50%
Cotton futures contract	5.60%	70.00¢	71.75¢	+2.50%

Basket performance factor = final basket value / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (component return of each basket component × weighting of each such basket component)]

Using the hypothetical component prices above, the sum of the component return of each basket component times the weighting of each such basket component:

[($20.00 – $100.00) / $100.00] × 27.50% = -22.00%
[($1.80 – $3.00) / $3.00] × 27.50% = -11.00%
[($7,277.50 – $7,100.00) / $7,100.00] × 12.50% = 0.3125%
[($891.75 – $870.00) / $870.00] × 10.00% = 0.25%
[1,230.00¢ – 1,200.00¢) / 1,200.00¢] × 16.90% = 0.4225%
[71.75¢ – 70.00¢) / 70.00¢] × 5.60% = 0.14%

(-22.00%) + (-11.00%) + 0.3125% + 0.25% + 0.4225% + 0.14% = -31.875%

Ending basket level	=	100 × (1 + (-31.875%)), which equals 68.125

Basket performance factor	=	68.125 / 100, which equals 68.125%

In the above example, the final component prices of all the basket components except for the WTI crude oil futures contract and the RBOB gasoline futures contract (with a combined weighting of 45% of the basket) are each higher than their respective initial component prices, but the final component prices of the WTI crude oil futures contract and the RBOB gasoline futures contract (with a weighting of 55% of the basket) are lower than their respective initial component prices. Accordingly, although the final component prices of 45% of the basket components (by weight) have increased in value over their respective initial component prices, the final component prices of the other 55% (by weight) of the basket have declined and, because they have declined significantly, their decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the trigger level in this example, the payment at maturity per Trigger PLUS will equal $1,000 times the basket performance factor; or

($1,000      ×      68.125%)      =      $681.25

The payment at maturity per Trigger PLUS will be $681.25, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

July 2014	Page 9

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-16 of the accompanying product supplement no. 2-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

▪	The Trigger PLUS do not pay interest or guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the trigger level (which is 90% of the initial basket value), the payment at maturity will be an amount in cash that is more than 10% below the stated principal amount of each Trigger PLUS and this decrease will be by an amount proportionate to the decrease in the value of the basket and may be zero. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.
▪	The Trigger PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the estimated value of the Trigger PLUS, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the initial basket value and the final basket value, whether a market disruption event has occurred and whether a commodity hedging disruption event has occurred and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and commodity hedging disruption events, may affect the payment to you at maturity. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines. Please refer to “Risk Factors” in the accompanying product supplement no. 2-I for additional information about these risks.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final basket value is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the basket. The final basket value will be determined based on the basket closing value on a single day near the end of the term of the Trigger PLUS. In addition, the basket closing value at the maturity date or at other times during the term of the Trigger PLUS could be at a level not less than the trigger level. This difference could be particularly large if there is a significant decrease in the basket closing value during the later portion of the term of the Trigger PLUS or if there is significant volatility in the basket closing value during the term of the Trigger PLUS, especially on dates near the valuation date.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the prices of the basket components may offset each other. The Trigger PLUS are linked to an unequally weighted basket consisting of two commodities and futures contracts on four commodities. Movements and performances of the basket components may or may not be correlated with each other. At a time when the price of one or more of the basket components increases, the price of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the prices of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the weighting for the WTI crude oil futures contract is greater
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than the weighting for copper, a 5% decrease in the price of WTI crude oil futures contract will have a greater effect on the basket closing value than a 5% increase in price of copper. Because each of the WTI crude oil futures contract and the RBOB gasoline futures contract makes up 27.50% of the basket, we expect that generally the market value of your Trigger PLUS and your payment at maturity will depend significantly on the performance of those two basket components. See “Hypothetical Payouts on the Trigger PLUS at Maturity — Example 3” in this document.

▪	We may accelerate your Trigger PLUS if a commodity hedging disruption event occurs. If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the Trigger PLUS due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your Trigger PLUS and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your Trigger PLUS is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see "“General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I for more information.
▪	Commodity futures contracts are subject to uncertain legal and regulatory regimes. Commodity futures contracts are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the Trigger PLUS and affect the values of the commodity futures contract included in the basket. Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your Trigger PLUS. Additionally, under authority provided by the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission on November 5, 2013 proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts. The limits will apply to a person’s combined position in futures, options, and swaps on the same underlying commodity. The rules also would set new aggregation standards for purposes of these position limits and would specify the requirements for designated contract markets and swap execution facilitates to impose position limits on contracts traded on those markets. The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for those commodity-based futures contracts. Furthermore, we or our affiliates may be unable as a result of those restrictions to effect transactions necessary to hedge our obligations under the Trigger PLUS resulting in a commodity hedging disruption event, in which case we may, in our sole and absolute discretion, accelerate the payment on your Trigger PLUS. See “We may accelerate your Trigger PLUS if a commodity hedging disruption event occurs” above.
▪	Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the basket components. Market prices of commodities and commodity futures contracts tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the prices of the basket components. The prices of the basket components are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These additional variables may create additional investment risks that cause the value of the Trigger PLUS to be more volatile than the values of traditional securities. As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.
▪	The Trigger PLUS do not offer direct exposure to commodity spot prices of WTI crude oil, RBOB gasoline, soybeans or cotton. The Trigger PLUS are linked in part to commodity futures contracts on WTI crude oil, RBOB gasoline, soybeans and cotton, but not to the physical commodities (or their spot prices) on which they are based. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Trigger PLUS may underperform a similar investment that is linked solely to commodity spot prices.
▪	Suspension or disruptions of market trading in the commodity markets and related futures markets may adversely affect the prices of the basket components, and therefore, the value of the Trigger PLUS. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have
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regulations that limit the amount of fluctuation in options futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of the basket components and, therefore, the value of your Trigger PLUS.

▪	Owning the Trigger PLUS is not the same as owning any basket component. The return on your Trigger PLUS will not reflect the return you would realize if you actually held the basket components. As a result, a holder of the Trigger PLUS will not have any direct or indirect rights to any basket component.
▪	The market price of WTI crude oil futures contracts will affect the value of the Trigger PLUS. The price of WTI crude oil futures contracts is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.
▪	The market price of RBOB gasoline futures contracts will affect the value of the Trigger PLUS. RBOB gasoline is a wholesale non-oxygenated blendstock traded in the New York Harbor barge market that is ready for the addition of 10% ethanol at the truck rack. The level of demand for non-oxygenated gasoline is primarily influenced by the level of global industrial activity. In addition, the demand has seasonal variations, which occur during the “driving seasons” usually considered the summer months in North America and Europe. Further, as RBOB gasoline is derived from crude oil, the price of crude oil also influences the price of RBOB gasoline.
▪	The market price of copper will affect the value of the Trigger PLUS. The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for Copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.
▪	The market price of palladium will affect the value of the Trigger PLUS. The price of palladium has fluctuated widely over the past several years. Because the Palladium supply is both limited and concentrated, any disruptions in the palladium supply tend to have an exaggerated effect on the price of palladium. Key factors that may influence prices are the policies and production and cost levels in the most important palladium-producing countries, in particular, Russia, South Africa and Canada (which together account for over 80% of production), the size and availability of the Russian palladium stockpiles, global supply and demand as well as the economic situation of the main consuming countries. The possibility of large-scale distress sales of palladium in times of crises may also have a short-term negative impact on the price of palladium and may adversely affect the value of the notes. Palladium is used in a variety of
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industries, in particular the automotive industry. Demand for palladium from the automotive industry, which uses palladium as a catalytic converter, accounts for more than 50% of the industrial use of palladium, and a renewed decline in the global automotive industry may impact the price of palladium and affect the value of the notes. Palladium is also used in the electronics, dental and jewelry industries.

▪	The market price of soybeans futures contracts will affect the value of the Trigger PLUS. Soybean prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of soybeans. In addition, prices for soybeans are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy, specifically, and fiscal and monetary issues, more generally. Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs, and technological innovation. Extrinsic factors such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals also affect soybean prices. The United States, Argentina and Brazil are the three biggest suppliers of soybean crops.
▪	The market price of cotton futures contracts will affect the value of the Trigger PLUS. The price of cotton is primarily affected by the global demand for and supply of cotton, but is also significantly influenced by speculative actions and by currency exchange rates. In addition, the price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals.
▪	A decision by an exchange on which the futures contracts included in the basket are traded to increase margin requirements may affect the value of the basket. If an exchange on which the futures contract included in the basket are traded increases the amount of collateral required to be posted to hold positions in those futures contracts (i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the value of the basket to decline significantly.
▪	JPMS’s estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS. JPMS’s estimated value is only an estimate using several factors. The original issue price of the Trigger PLUS will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. See “Additional Information about the Trigger PLUS — JPMS’s estimated value of the Trigger PLUS” in this document.
▪	JPMS’s estimated value does not represent future values of the Trigger PLUS and may differ from others’ estimates. JPMS’s estimated value of the Trigger PLUS is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for Trigger PLUS that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary market transactions. See “Additional Information about the Trigger PLUS — JPMS’s estimated value of the Trigger PLUS” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Trigger PLUS to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. See “Additional Information about the Trigger PLUS — JPMS’s estimated value of the Trigger PLUS” in this document.
▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs
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can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the basket closing value, including:
o	any actual or potential change in our creditworthiness or credit spreads,
o	customary bid-ask spreads for similarly sized trades,
o	secondary market credit spreads for structured debt issuances,
o	the actual and expected volatility of the basket components
o	supply and demand trends for the basket components;
o	the time to maturity of the Trigger PLUS;
o	the actual and expected positive or negative correlation among the basket components, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally, and
o	a variety of other economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

▪	The amount payable on the Trigger PLUS is not linked to the value of the basket at any time other than the valuation date. The final basket value will be based on the basket closing value on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops to or below the trigger level by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the final basket value, the payment at maturity will be based solely on the basket closing value on the valuation date.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the basket and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial basket value and, therefore, could potentially increase the level that the final basket value must reach so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.
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▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.
▪	The final terms and valuation of the Trigger PLUS will be provided in the pricing supplement. The final terms of the Trigger PLUS will be provided in the pricing supplement. In particular, each of JPMS’s estimated value and the leverage factor will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Trigger PLUS based on the minimums for JPMS’s estimated value and the leverage factor.
▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). The IRS might not accept, and a court might not uphold, the treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS―Additional Provisions―Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2-I. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.
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Basket Overview

The basket is an unequally weighted basket composed of two commodities and futures contracts on four commodities.

Basket component information as of July 15, 2014
	Bloomberg Ticker Symbol	Current Price	52 Weeks Ago	52 Week High	52 Week Low	Weighting
WTI crude oil futures contract (in U.S. dollars)	CL1 or CL2*	$99.96	$106.00 (on 7/16/2013)	$110.53 (on 9/6/2013)	$91.66 (on 1/9/2014)	27.50%
RBOB Gasoline futures contract (in U.S. dollars)	XB1 or XB2*	$2.8986	$3.1343 (on 7/16/2013)	$3.1343 (on 7/16/2013)	$2.5031 (on 11/7/2013)	27.50%
Copper (in U.S. dollars)	LOCADY	$7,102.50	$6,936.50 (on 7/16/2013)	$7,439.50 (on 1/2/2014)	$6,434.50 (on 3/20/2014)	12.50%
Palladium (in U.S. dollars)	PLDMLNPM	$869.00	$735.00 (on 7/16/2013)	$873.00 (on 7/9/2014)	$689.00 (on 9/5/2013)	10.00%
Soybean futures contract (in U.S. cents)	S 1 or S 2*	1,180.50¢	1,475.25¢ (on 7/16/2013)	1,520.25¢ (on 7/22/2013)	1,180.50¢ (on 7/15/2014)	16.90%
Cotton futures contract (in U.S. cents)	CT1 or CT2*	68.25¢	84.67¢ (on 7/16/2013)	94.75¢ (on 5/5/2014)	68.25¢ (on 7/15/2014)	5.60%

* The historical information presented below with respect to the WTI crude oil futures contract, the RBOB gasoline futures contract, the soybean futures contract and the cotton futures contract reflects Bloomberg ticker symbols “CL1,” “XB1,” “S 1” and “CT1”, respectively, and does not reflect Bloomberg ticker symbols “CL2,” “XB2,” “S 2” and “CT2”, respectively.

The following graph is calculated to show the performance of the basket during the period from January 2, 2009 through July 15, 2014, assuming the basket components are weighted as set out above such that the initial basket value was 100 was on January 2, 2009, and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the Trigger PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the Trigger PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the price of any basket component will be offset by decreases in the prices of the other basket components. The historical price performance of the basket and the degree of correlation between the price trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

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Historical Basket Performance January 2, 2009 through July 15, 2014

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The following graphs set forth the official daily prices, for each of the basket components for the period from January 2, 2009 through July 15, 2014. The related tables set forth the published high and low, as well as end-of-quarter, prices for each respective basket component for each quarter in the same period. The component prices on July 15, 2014 were, in the case of the WTI crude oil futures contract, $99.96, in the case of the RBOB Gasoline futures contract, $2.8986, in the case of Copper, $7,102.50, in the case of Palladium, $869.00, in the case of the soybean futures contract, 1,180.50¢ and in the case of the cotton futures contract, 68.25¢. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical prices and historical performance of the basket components should not be taken as an indication of future performance, and no assumption can be given as to the component prices and basket closing value on the valuation date. We cannot give you any assurance that the basket will appreciate over the term of the Trigger PLUS so that you do not suffer a loss on your initial investment in the Trigger PLUS.

Daily Official Settlement Prices of the WTI Crude Oil Futures Contract January 2, 2009 through July 15, 2014

WTI Crude Oil Futures Contract (in U.S. dollars)	High	Low	Period End
2009
First Quarter	$54.34	$33.98	$49.66
Second Quarter	$72.68	$45.88	$69.89
Third Quarter	$74.37	$59.52	$70.61
Fourth Quarter	$81.37	$69.51	$79.36
2010
First Quarter	$83.76	$71.19	$83.76
Second Quarter	$86.84	$68.01	$75.63
Third Quarter	$82.55	$71.63	$79.97
Fourth Quarter	$91.51	$79.49	$91.38
2011
First Quarter	$106.72	$84.32	$106.72
Second Quarter	$113.93	$90.61	$95.42
Third Quarter	$99.87	$79.20	$79.20
Fourth Quarter	$102.59	$75.67	$98.83
2012
First Quarter	$109.77	$96.36	$103.02
Second Quarter	$106.16	$77.69	$84.96
Third Quarter	$99.00	$83.75	$92.19
Fourth Quarter	$92.48	$84.44	$91.82

July 2014	Page 18

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

WTI Crude Oil Futures Contract (in U.S. dollars)	High	Low	Period End
2013
First Quarter	$97.94	$90.12	$97.23
Second Quarter	$98.44	$86.68	$96.56
Third Quarter	$110.53	$91.66	$100.60
Fourth Quarter	$104.10	$92.30	$98.42
2014
First Quarter	$104.92	$91.66	$101.58
Second Quarter	$107.26	$99.42	$105.37
Third Quarter (through July 15, 2014)	$105.34	$99.96	$99.96
July 2014	Page 19

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Daily Official Settlement Prices of the RBOB Gasoline Futures Contract January 2, 2009 through July 15, 2014

RBOB Gasoline Futures Contract (in U.S. dollars)	High	Low	Period End
2009
First Quarter	$1.5311	$1.0433	$1.4000
Second Quarter	$2.0711	$1.3717	$1.8972
Third Quarter	$2.0693	$1.6205	$1.7259
Fourth Quarter	$2.0705	$1.7203	$2.0525
2010
First Quarter	$2.3100	$1.8864	$2.3100
Second Quarter	$2.4351	$1.9308	$2.0606
Third Quarter	$2.1935	$1.8494	$2.0448
Fourth Quarter	$2.4532	$2.0410	$2.4532
2011
First Quarter	$3.1076	$2.3427	$3.1076
Second Quarter	$3.4648	$2.7766	$3.0316
Third Quarter	$3.1536	$2.5547	$2.6260
Fourth Quarter	$2.8247	$2.4489	$2.6863
2012
First Quarter	$3.4166	$2.7313	$3.3899
Second Quarter	$3.3954	$2.5501	$2.7272
Third Quarter	$3.3420	$2.6239	$3.3420
Fourth Quarter	$2.9593	$2.5736	$2.8120
2013
First Quarter	$3.2035	$2.7066	$3.1054
Second Quarter	$3.1015	$2.7190	$2.7520
Third Quarter	$3.1343	$2.6230	$2.6347
Fourth Quarter	$2.8200	$2.5031	$2.7858
2014
First Quarter	$3.0203	$2.5951	$2.9110
Second Quarter	$3.1277	$2.8668	$3.0770
Third Quarter (through July 15, 2014)	$3.0366	$2.8986	$2.8986

July 2014	Page 20

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Daily Official Cash Offer Prices of Copper January 2, 2009 through July 15, 2014

Copper (in U.S. dollars)	High	Low	Period End
2009
First Quarter	$4,078.00	$3,050.50	$4,035.00
Second Quarter	$5,266.00	$3,963.50	$5,108.00
Third Quarter	$6,490.50	$4,821.00	$6,136.00
Fourth Quarter	$7,346.00	$5,856.00	$7,346.00
2010
First Quarter	$7,830.00	$6,242.00	$7,830.00
Second Quarter	$7,950.50	$6,091.00	$6,515.00
Third Quarter	$8,053.50	$6,354.00	$8,053.50
Fourth Quarter	$9,739.50	$8,085.50	$9,739.50
2011
First Quarter	$10,148.00	$8,980.00	$9,399.50
Second Quarter	$9,823.00	$8,536.50	$9,301.00
Third Quarter	$9,827.00	$6,975.50	$7,131.50
Fourth Quarter	$8,040.00	$6,785.00	$7,554.00
2012
First Quarter	$8,658.00	$7,471.00	$8,480.00
Second Quarter	$8,575.50	$7,251.50	$7,604.50
Third Quarter	$8,400.50	$7,327.00	$8,267.50
Fourth Quarter	$8,340.00	$7,540.50	$7,915.00
2013
First Quarter	$8,242.50	$7,539.00	$7,582.50
Second Quarter	$7,547.00	$6,637.50	$6,750.50
Third Quarter	$7,340.50	$6,719.00	$7,290.50
Fourth Quarter	$7,394.50	$6,434.50	$7,181.00
2014
First Quarter	$7,439.50	$6,434.50	$6,636.00
Second Quarter	$7,035.00	$6,600.00	$6,955.00
Third Quarter (through July 15, 2014)	$7,173.00	$7,015.00	$7,102.50
July 2014	Page 21

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Daily Official Afternoon Fixing Prices of Palladium January 2, 2009 through July 15, 2014

Palladium (in U.S. dollars)	High	Low	Period End
2009
First Quarter	$222.00	$179.00	$215.00
Second Quarter	$261.50	$212.00	$249.00
Third Quarter	$304.00	$232.00	$294.00
Fourth Quarter	$393.00	$292.00	$393.00
2010
First Quarter	$479.00	$395.00	$479.00
Second Quarter	$571.00	$419.00	$446.00
Third Quarter	$573.00	$429.00	$573.00
Fourth Quarter	$797.00	$565.00	$797.00
2011
First Quarter	$858.00	$700.00	$766.00
Second Quarter	$810.00	$713.00	$761.00
Third Quarter	$842.00	$614.00	$614.00
Fourth Quarter	$681.00	$549.00	$630.00
2012
First Quarter	$722.00	$616.00	$651.00
Second Quarter	$681.00	$576.00	$578.00
Third Quarter	$702.00	$565.00	$642.00
Fourth Quarter	$704.00	$593.00	$704.00
2013
First Quarter	$774.00	$673.00	$770.00
Second Quarter	$773.00	$643.00	$643.00
Third Quarter	$762.00	$669.00	$726.00
Fourth Quarter	$758.00	$697.00	$716.00
2014
First Quarter	$792.50	$702.00	$778.00
Second Quarter	$856.00	$775.00	$844.00
Third Quarter (through July 15, 2014)	$873.00	$849.00	$869.00
July 2014	Page 22

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Daily Official Settlement Prices of the Soybean Futures Contract January 2, 2009 through July 15, 2014

Soybean futures contract (in U.S. cents)	High	Low	Period End
2009
First Quarter	1,036.00¢	844.00¢	952.00¢
Second Quarter	1,267.00¢	952.00¢	1,119.25¢
Third Quarter	1,160.50¢	903.00¢	927.00¢
Fourth Quarter	1,060.50¢	885.00¢	1,048.50¢
2010
First Quarter	1,061.00¢	908.00¢	941.00¢
Second Quarter	1,009.00¢	930.50¢	931.00¢
Third Quarter	1,128.50¢	937.00¢	1,106.75¢
Fourth Quarter	1,403.00¢	1,054.00¢	1,403.00¢
2011
First Quarter	1,451.00¢	1,270.00¢	1,410.25¢
Second Quarter	1,414.50¢	1,299.50¢	1,299.50¢
Third Quarter	1,457.50¢	1,179.00¢	1,179.00¢
Fourth Quarter	1,270.00¢	1,100.00¢	1,207.75¢
2012
First Quarter	1,403.00¢	1,158.25¢	1,403.00¢
Second Quarter	1,505.50¢	1,340.00¢	1,481.75¢
Third Quarter	1,768.25¢	1,494.25¢	1,601.00¢
Fourth Quarter	1,570.50¢	1,383.25¢	1,409.50¢
2013
First Quarter	1,495.50¢	1,367.25¢	1,404.75¢
Second Quarter	1,540.75¢	1,361.75¢	1,431.00¢
Third Quarter	1,520.25¢	1,193.50¢	1,282.75¢
Fourth Quarter	1,346.50¢	1,250.25¢	1,292.50¢
2014
First Quarter	1,464.00¢	1,193.50¢	1,336.50¢
Second Quarter	1,518.75¢	1,329.75¢	1,329.75¢
Third Quarter (through July 15, 2014)	1,327.75¢	1,180.50¢	1,180.50¢
July 2014	Page 23

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Daily Official Settlement Prices of the Cotton Futures Contract January 2, 2009 through July 15, 2014

Cotton futures contract (in U.S. cents)	High	Low	Period End
2009
First Quarter	52.07¢	41.18¢	46.47¢
Second Quarter	60.54¢	46.15¢	55.63¢
Third Quarter	64.81¢	55.37¢	62.84¢
Fourth Quarter	76.25¢	60.66¢	75.60¢
2010
First Quarter	83.29¢	66.62¢	80.55¢
Second Quarter	86.20¢	77.06¢	78.81¢
Third Quarter	105.24¢	77.12¢	101.92¢
Fourth Quarter	159.12¢	97.83¢	144.81¢
2011
First Quarter	214.14¢	140.60¢	200.23¢
Second Quarter	208.22¢	123.69¢	123.69¢
Third Quarter	121.81¢	97.09¢	100.19¢
Fourth Quarter	104.37¢	85.12¢	91.80¢
2012
First Quarter	99.37¢	87.14¢	93.52¢
Second Quarter	93.12¢	66.89¢	71.57¢
Third Quarter	76.48¢	69.10¢	70.65¢
Fourth Quarter	77.86¢	69.26¢	75.14¢
2013
First Quarter	92.50¢	74.79¢	88.46¢
Second Quarter	91.72¢	79.36¢	85.61¢
Third Quarter	93.40¢	82.40¢	87.21¢
Fourth Quarter	87.44¢	75.94¢	84.64¢
2014
First Quarter	94.11¢	82.59¢	93.52¢
Second Quarter	94.75¢	73.38¢	73.38¢
Third Quarter (through July 15, 2014)	72.60¢	68.25¢	68.25¢
July 2014	Page 24

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Consequences of a hedging disruption event:	If the payment on your Trigger PLUS is accelerated due to the occurrence of a commodity hedging disruption event, we will pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. Under these circumstances, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I and “Risk Factors — We may accelerate your Trigger PLUS if a commodity hedging disruption event occurs” in these preliminary terms.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
JPMS’s estimated value of the Trigger PLUS:

JPMS’s estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the Trigger PLUS and may differ from others’ estimates.”

JPMS’s estimated value of the Trigger PLUS will be lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Trigger PLUS. See “Risk Factors — JPMS’s estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS” in this document.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation Agent:	JPMS
Secondary market prices of the Trigger PLUS:	For information about factors that will impact any secondary market prices of the Trigger PLUS, see “Risk Factors — Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Trigger PLUS for a limited time period.”

July 2014	Page 25

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Trigger PLUS, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Notwithstanding the discussion under “Material U.S. Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — Recent Legislation” in the accompanying product supplement, withholding under legislation commonly referred to as “FATCA” may apply to amounts treated as interest paid with respect to the Trigger PLUS, if they are recharacterized as debt instruments.  You should consult your tax adviser regarding the potential application of FATCA to the Trigger PLUS.

Use of proceeds and hedging:

The net proceeds we receive from the sale of the Trigger PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Trigger PLUS.

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS. See “How the Trigger PLUS Work” and “Hypothetical Payments on the Trigger PLUS at Maturity” in this document for an illustration of the risk-return profile of the Trigger PLUS and “Basket Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to JPMS’s estimated value of the Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS.

For purposes of the Trigger PLUS offered by this document, the first and second paragraphs of the section entitled “Use of Proceeds and Hedging” on page PS-43 of the accompanying product supplement no. 2-I are deemed deleted in their entirety. Please refer instead to the discussion set forth above.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 2-I.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” above and “Use of Proceeds and Hedging” on page PS-43 of the accompanying product supplement no. 2-I.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

July 2014	Page 26

Trigger PLUS Based on the Performance of a Basket of Six Commodities* due January 28, 2016

*Two commodities and futures contracts on four commodities, as set forth under “Summary Terms — Basket”

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 2-I and this communication if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the Trigger PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in product supplement no. 2-I dated November 14, 2011.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2-I, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 2-I dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007591/e46165_424b2.pdf

• Prospectus supplement dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “Trigger PLUSSM” are service marks of Morgan Stanley.

July 2014	Page 27